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                                                                   EXHIBIT 23.3

  We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated May 6, 1996 and November 17, 1995 for Strathmore Bagels Franchise Corporation, in the Registration Statement on Form S-1 and the related Prospectus of BAB Holdings, Inc. for the registration of 3,800,000 shares of its common stock.

                                          Buonanno & Conolly, CPA's

October 31, 1996